EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146176, No. 333-130001, No. 333-123778, No. 333-75531, No. 333-57006, No. 333-57008, No. 333-57010, No. 333-57012) of Varian Medical Systems, Inc. of our report dated November 26, 2007, relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

November 26, 2007